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               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         We hereby consent to the inclusion of our report dated January 26, 2000 on the financial statements of Sun Bancshares, Inc., at December 31, 1999 and for the period then ended, in the Form SB-2 Registration Statement filed by Sun Bancshares, Inc., under the Securities Act of 1933 and the reference to us under the caption "Experts" in the same Form SB-2 Registration Statement.


                                      /s/ Tourville, Simpson & Caskey, L.L.P.


Tourville, Simpson & Caskey, L.L.P.
Columbia, South Carolina
February 9, 2000